Exhibit 77(i)(5)

DIREXION SHARES ETF TRUST

DIREXION DAILY MID CAP BULL 3X SHARES (MIDU)

DIREXION DAILY INDIA BULL 3X SHARES (INDL)

DIREXION DAILY HEALTHCARE BULL 3X SHARES (CURE)

DIREXION DAILY RETAIL BULL 3X SHARES (RETL)

DIREXION DAILY SEMICONDUCTOR BULL 3X SHARES (SOXL)

DIREXION DAILY FINANCIAL BULL 3X SHARES (FAS)

DIREXION DAILY TECHNOLOGY BULL 3X SHARES (TECL)

DIREXION DAILY S&P 500(r) BULL 2X SHARES (SPUU)

DIREXION DAILY MID CAP BULL 2X SHARES (MDLL)

DIREXION DAILY SMALL CAP BULL 2X SHARES (SMLL)

DIREXION DAILY 7-10 YEAR TREASURY BULL 2X SHARES (SYTL)

Supplement dated April 20, 2015 to the

Summary Prospectuses, Prospectuses and Statements of Additional Information ("SAI")

dated February 27, 2015

The Board of Trustees of Direxion Shares ETF Trust ("Trust") has approved share splits of the issued and outstanding shares of the Direxion Daily Mid Cap Bull 3X Shares, Direxion Daily India Bull 3X Shares, Direxion Daily Healthcare

Bull 3X Shares, Direxion Daily Retail Bull 3X Shares, Direxion Daily Semiconductor Bull 3X Shares, Direxion Daily

Financial Bull 3X Shares, Direxion Daily Technology Bull 3X Shares, Direxion Daily S&P 500(r) Bull 2X Shares,

Direxion Daily Mid Cap Bull 2X Shares, Direxion Daily Small Cap Bull 2X Shares, Direxion Daily 7-10 Year

Treasury Bull 2X Shares, (each a "Fund", collectively the "Funds").

After the close of the markets on May 19, 2015 (the "Payable Date"), each Fund will affect a split of each Fund's issued and outstanding shares as follows:

Fund Name

Forward Split

Ratio

Approximate increase in

total number of

outstanding shares

Direxion Daily Mid Cap Bull 3X Shares

4 for 1

400%

Direxion Daily India Bull 3X Shares

4 for 1

400%

Direxion Daily Healthcare Bull 3X Shares

4 for 1

400%

Direxion Daily Retail Bull 3X Shares

4 for 1

400%

Direxion Daily Semiconductor Bull 3X Shares

4 for 1

400%

Direxion Daily Financial Bull 3X Shares

4 for 1

400%

Direxion Daily Technology Bull 3X Shares

4 for 1

400%

Direxion Daily S&P 500(r) Bull 2X Shares

4 for 1

400%

Direxion Daily Mid Cap Bull 2X Shares

4 for 1

400%

Direxion Daily Small Cap Bull 2X Shares

4 for 1

400%

Direxion Daily 7-10 Year Treasury Bull 2X Shares

2 for 1

200%

As a result of these share splits, shareholders of each Fund will receive an additional four or two shares for each share held of the applicable Fund as indicated in the table above. Accordingly, the number of each Fund's issued and outstanding shares will increase by approximately 400% or 200% as indicated above.

All share splits will apply to shareholders of record as of the close of NYSE Arca, Inc. (the "NYSE Arca") on May 18,

2015 (the "Record Date"), payable after the close of the NYSE Arca on the Payable Date. Shares of the Funds will begin trading on the NYSE Arca on a split-adjusted basis on May 20, 2015 (the "Ex-Date"). On the Ex-Date, the opening market value of each Fund's issued and outstanding shares, and thus a shareholder's investment value, will not be affected by the share split. However, the per share net asset value ("NAV") and opening market price on the

Ex-Date will be approximately one fourth and one half for the Funds. The tables below illustrate the effect of a hypothetical four for one and two for one share split on a shareholder's investment.

4 for 1 Share Split

Period

# of Shares Owned

Hypothetical NAV

Total Market Value

Pre-Split

100

$40

$4,000

Post-Split

400

$10

$4,000

2 for 1 Share Split

Period

# of Shares Owned

Hypothetical NAV

Total Market Value

Pre-Split

100

$40

$4,000

Post-Split

200

$20

$4,000

The Trust's transfer agent will notify the Depository Trust Company ("DTC") of the forward split and instruct DTC to adjust each shareholder's investment(s) accordingly. DTC is the registered owner of the Funds' shares and maintains a record of the Funds' record owners.

The share splits will not result in a taxable transaction for holders of the Funds' shares. No transaction fees will be imposed on shareholders in connection with the share splits.

* * * * *

Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.